Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports First Quarter Fiscal 2021 Financial Results
Dallas, Texas. (November 18, 2020) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended October 31, 2020.
For the three months ended October 31, 2020, revenue, gross profit, and net income were $592.9 million, $296.8 million, and $200.3 million, respectively. These represent an increase in revenue of $38.5 million, or 6.9%; an increase in gross profit of $41.9 million, or 16.4%; and a decrease in net income of $17.9 million, or 8.2%, respectively, from the same period last year. Fully diluted earnings per share for the three months were $0.83 compared to $0.91 last year, a decrease of 8.8%.
Excluding the impact of discrete income tax items, foreign currency-related gains, certain income tax benefits and payroll taxes related to accounting for stock option exercises, and the effect on common equivalent shares from ASU 2016-09, non-GAAP fully diluted earnings per share for the three months ended October 31, 2020 and 2019, were $0.79 and $0.65, respectively, an increase of 21.5%. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Thursday, November 19, 2020, at 11 a.m. Eastern Time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at https://78449.themediaframe.com/dataconf/productusers/copart/mediaframe/41926/indexl.html or via hyperlink at www.copart.com/investorrelation. A replay of the call will be available through January 21, 2021 by calling (877) 660-6853. Use confirmation code: 13713059.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 Members in over 170 countries. Copart offers services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters, and in some jurisdictions, to the general public. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers and individuals. With operations at over 200 locations in 11 countries, Copart has more than 150,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of discrete income tax items, foreign currency-related gains, certain income tax benefits and payroll taxes related to accounting for stock option exercises, and the effect on common equivalent shares from ASU 2016-09. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance. From a financial planning and analysis perspective, Copart management analyzes its operating results with and without the impact of discrete income tax items, foreign currency-related gains, certain income tax benefits and payroll taxes related to accounting for stock option exercises, and the effect on common equivalent shares from ASU 2016-09.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements concerning the potential impact of the COVID-19 pandemic on our business, operations, and operating results. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Hunter, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.hunter@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,
	2020	2019
Service revenues and vehicle sales:
Service revenues	$515,372	$487,856
Vehicle sales	77,568	66,568
Total service revenues and vehicle sales	592,940	554,424
Operating expenses:
Yard operations	206,986	222,879
Cost of vehicle sales	64,360	58,764
Yard depreciation and amortization	23,294	16,820
Yard stock-based compensation	1,531	1,092
Gross profit	296,769	254,869
General and administrative	35,138	38,843
General and administrative depreciation and amortization	5,655	6,194
General and administrative stock-based compensation	7,382	4,441
Total operating expenses	344,346	349,033
Operating income	248,594	205,391
Other expense:
Interest expense, net	(5,032)	(4,026)
Other income, net	3,253	717
Total other expense	(1,779)	(3,309)
Income before income taxes	246,815	202,082
Income tax expense (benefit)	46,530	(16,098)
Net income	$200,285	$218,180

Basic net income per common share	$0.85	$0.94
Weighted average common shares outstanding	235,791	231,169

Diluted net income per common share	$0.83	$0.91
Diluted weighted average common shares outstanding	239,968	238,662

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 31, 2020	July 31, 2020
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$605,732	$477,718
Accounts receivable, net	407,897	350,207
Vehicle pooling costs	84,128	73,684
Inventories	28,244	20,080
Income taxes receivable	915	26,740
Prepaid expenses and other assets	11,260	15,330
Total current assets	1,138,176	963,759
Property and equipment, net	2,072,059	1,941,719
Operating lease right-of-use assets	112,275	118,455
Intangibles, net	45,864	47,772
Goodwill	342,576	343,622
Deferred income taxes	212	213
Other assets	30,026	39,721
Total assets	$3,741,188	$3,455,261

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$359,816	$318,530
Deferred revenue	9,476	8,233
Income taxes payable	12,640	3,709
Current portion of operating lease liabilities	24,011	24,821
Current portion of finance lease liabilities	1,593	751
Total current liabilities	407,536	356,044
Deferred income taxes	77,826	71,686
Income taxes payable	44,347	44,965
Operating lease liabilities, net of current portion	88,490	95,584
Long-term debt and finance lease liabilities, net of discount	411,845	397,036
Other liabilities	311	430
Total liabilities	1,030,355	965,745
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	24	24
Additional paid-in capital	701,654	672,727
Accumulated other comprehensive loss	(128,494)	(121,088)
Retained earnings	2,137,649	1,937,853
Total stockholders' equity	2,710,833	2,489,516
Total liabilities and stockholders' equity	$3,741,188	$3,455,261

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended October 31,
	2020	2019
Cash flows from operating activities:
Net income	$200,285	$218,180
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	29,227	23,704
Allowance for credit loss	(157)	382
Equity in (earnings) losses of unconsolidated affiliates	(1,741)	855
Stock-based compensation	8,913	5,533
Gain on sale of property and equipment	(1,230)	(272)
Deferred income taxes	6,239	4,839
Changes in operating assets and liabilities:
Accounts receivable	(57,860)	(25,408)
Vehicle pooling costs	(10,600)	(9,358)
Inventories	(8,259)	1,710
Prepaid expenses and other current and non-current assets	15,236	4,079
Operating lease right-of-use assets and lease liabilities	153	256
Accounts payable and accrued liabilities	42,880	16,587
Deferred revenue	1,251	(1,437)
Income taxes receivable	25,825	(28,740)
Income taxes payable	8,371	1,700
Other liabilities	—	(152)
Net cash provided by operating activities	258,533	212,458

Cash flows from investing activities:
Purchases of property and equipment, including acquisitions	(147,093)	(131,793)
Proceeds from sale of property and equipment	271	283
Net cash used in investing activities	(146,822)	(131,510)

Cash flows from financing activities:
Proceeds from the exercise of stock options	20,014	12,620
Payments for employee stock-based tax withholdings	(489)	(101,354)
Payments of finance lease obligations	(327)	—
Net cash provided by (used in) financing activities	19,198	(88,734)
Effect of foreign currency translation	(2,895)	2,569
Net increase (decrease) in cash, cash equivalents, and restricted cash	128,014	(5,217)
Cash, cash equivalents, and restricted cash at beginning of period	477,718	186,319
Cash, cash equivalents, and restricted cash at end of period	$605,732	$181,102
Supplemental disclosure of cash flow information:
Interest paid	$4,762	$4,506
Income taxes paid, net of refunds	$6,157	$7,465

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,
	2020	2019
GAAP net income	$200,285	$218,180
Effect of discrete income tax items	—	(3,008)
Effect of foreign currency-related gains, net of tax	(190)	(263)
Effect of recognizing tax benefit on exercise of employee stock options	(11,773)	(62,365)
Effect of payroll taxes on certain executive stock compensation, net of tax	—	2,867
Non-GAAP net income	$188,322	$155,411

GAAP net income per diluted common share	$0.83	$0.91
Non-GAAP net income per diluted common share	$0.79	$0.65

GAAP diluted weighted average common shares outstanding	239,968	238,662
Effect on common equivalent shares from ASU 2016-09	(709)	(1,306)
Non-GAAP diluted weighted average common shares outstanding	239,259	237,356

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000